                                                                   EXHIBIT 10.17


NORR STIEFENHOFER LUTZ









                             FRESENIUS MEDICAL CARE
                               AKTIENGESELLSCHAFT

                     2001 INTERNATIONAL STOCK INCENTIVE PLAN

                                                      TABLE OF CONTENTS



1.       PREAMBLE AND PURPOSE                                                                                 4

2.       TERM OF THE PLAN                                                                                     4

3.       CONVERTIBLE BOND                                                                                     4

4.       PARTICIPANTS                                                                                         6

5.       GRANTING OF THE CONVERTIBLE BONDS                                                                    7

6.       EMPLOYEE LOAN                                                                                        9

7.       TRANSFERABILITY                                                                                      9

8.       CONVERSION                                                                                           9
         8.1      Vesting Period                                                                              9
         8.2.     Conversion Periods                                                                         10
         8.3.     General Prerequisites for Conversion                                                       10
         8.4.     Success Target                                                                             10
         8.5.     Conversion Price                                                                           11
         8.6.     Declaration of the Conversion                                                              11
         8.7      Conversion Day                                                                             12
         8.8.     Conversion Office                                                                          12
         8.9      Black-out Periods                                                                          12
         8.10     Additional Requirements                                                                    13

9.       CONVERSION RIGHT IN SPECIAL CASES                                                                   13
         9.1.     Retirement by Age                                                                          13
         9.2.     Termination without Good Cause                                                             13
         9.3.     Death                                                                                      14
         9.4.     Termination with Good Cause                                                                14
         9.5.     Employment with the Fresenius Group                                                        14
         9.6.     Effect of Change of Subsidiary Status                                                      14
         9.7.     Individual Cases                                                                           15

10.      ADJUSTMENT OF CONVERSION PRICE                                                                      15

11.      REPAYMENT OF THE CONVERTIBLE BOND                                                                   16

12.      ALTERNATIVE SATISFACTION OF THE CONVERSION RIGHT                                                    16

13.      TAX AND COSTS                                                                                       17
         13.1.    General                                                                                    17
         13.2     US-Citizens or US-Residents                                                                17
         13.3.    Costs                                                                                      18

14.      ADMINISTRATION, TERMINATION AND ADJUSTMENT OF PLAN                                                  18

15.      OTHER PROVISIONS                                                                                    19

16.      DEFINITIONS                                                                                         20

1.      PREAMBLE AND PURPOSE

1.1 On May 23, 2001, the shareholders' meeting of Fresenius Medical Care Aktiengesellschaft (the "Company") resolved (i) to create conditional capital in the amount of Euro 10,240,000.00 through issuance of 4,000,000.00 non-voting bearer preference shares (the "Share"), and (ii) to issue to the members of the Managing Board and to other employees of the Company and the Affiliated Companies within the FMC-Group convertible bonds, having a par value of Euro 2.56 each, entitling the holders to subscribe to a maximum of 4,000,000 Shares (the ,,Convertible Bonds"). This Fresenius Medical Care AG 2001 International Stock Incentive Plan (the "Plan") sets forth the requirements, condition and procedures for the grant and conversion of Convertible Bonds and has been adopted by the Managing Board with the consent of the Supervisory Board and, to the extent that members of the Managing Board are Participants under the Plan, by the Supervisory Board.

1.2 The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Convertible Bonds to attract, motivate, retain and reward key management and executive employees of the FMC-Group, including members of the Managing Board, with awards and incentives for high levels of individual performance and improved financial performance of the FMC-Group.



2.      TERM OF THE PLAN

2.1 The term of the Plan shall commence on the first day of the calendar month following the day of entry of the conditional capital as mentioned in sec. 1.1 in the Commercial Register of the Company.

2.2 According to the shareholders' resolution on May 23, 2001, the Managing Board and the Supervisory Board shall be authorized to issue up to May 22, 2006 up to twenty percent (20%) of the total number of Convertible Bonds available shall be granted to the Participants each year. The Plan shall be valid up to the last Convertible Bond issued under this Plan is terminated or converted.



3.      CONVERTIBLE BONDS

3.1     For purposes of this Plan, Convertible Bonds are
        Wandelschuldverschreibungen within the meaning of Sec. 192 para. 2 and Sec. 221 para. 1 AktG [German Stock Corporation Act].

3.2 Each Convertible Bond has a par value of Euro 2.56. Each Convertible Bond shall bear interest at the rate of 5.5% per annum, payable in arrears. The term of each Convertible Bond shall be 10 years from the Grant Date. During the applicable term, each Convertible Bond provides an entitlement, in accordance with the requirements established under this Plan and the resolution of the shareholders' of the Company on May 23, 2001, for the subscription of one Share.

3.3 On the basis of this Plan, a maximum of 4,000,000 Convertible Bonds entitling the holders to subscribe to 4,000,000 Shares may be issued during the term of this Plan. During the term of this Plan, a maximum of 500,000 Convertible Bonds may be issued to the members of the Managing Board; a maximum of 3,500,000 Convertible Bonds may be issued to the other Participants (excluding the members of the Managing Board). The maximum number of Shares subject to Convertible Bonds that may be granted in any calendar year to any Participant shall be limited to 200,000 Shares. If a Convertible bond is re-deemed, canceled, forfeited or otherwise terminated (i.e. no longer subject to conversion into Shares) the Shares that were subject to such Convertible Bond shall be available to be used as the subject of new grants, subject to the limitations under the Plan.

3.4 The individual Convertible Bonds will be represented by one global certificate for each Grant Date; no individual certificates will be issued to Participants. The Managing Board shall arrange to have any bank or custodian it may choose in its sole discretion, hold all of the Convertible Bonds on behalf of the Participants

        (excluding the members of the Managing Board). The Supervisory Board shall arrange to have any bank or custodian it may choose in its sole discretion, hold all of the Convertible Bonds on behalf of the members of the Managing Board.

3.5 Each Convertible Bond shall be convertible into one Share authorized as conditional capital with respect to the Convertible Bonds, and no special or separate reserve, fund or deposit shall be made to assure conversion of such Convertible Bonds. Sec. 12 shall remain unaffected. No Participant or other person shall have any right, title or interest in any funds or in any specific asset of the Company (including Shares) except as expressly otherwise provided. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company (including its Affiliated Companies within the FMC-Group) and any Participant or other person. To the extent that a Participant or other person acquires a right to subscribe Shares or receive payment pursuant to any Convertible Bonds hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.



4.      PARTICIPANTS

4.1 Convertible Bonds may be issued only to the following groups of persons (the,,Participants"):

        a)      members of the Managing Board of the Company;

        b) members of the management of the Affiliated Companies within the FMC-Group;

        c) managerial staff members ("leitende Angestellte" within the meaning of the classification by the Company) in the Company and in Affiliated Companies within the FMC-Group;

        d) other employees in the Company outside Germany and in Affiliated Companies within the FMC-Group outside Germany.

4.2. The Managing Board shall determine the entitlement of the individual Participants (excluding members of the Managing Board), to receive Convertible Bonds. The Supervisory Board shall determine the entitlement of the individual members of the Managing Board to receive Convertible Bonds.

4.3. The number of Convertible Bonds granted to a Participant shall be determined on the basis of the Participant's individual performance and responsibility for the FMC-Group. Such determination shall be made by the Managing Board for the Participants (excluding the members of the Managing Board) and by the Supervisory Board for the members of the Managing Board. The Managing Board shall, with the consent of the Supervisory Board, determine a maximum number of Convertible Bonds which may be granted to the Participants (excluding the members of the Managing Board). Such maximum number may vary depending, inter alia, on the degree of responsibility. The Supervisory Board may determine a maximum number of Convertible Bonds which may be granted to the members of the Managing Board. Such maximum number may vary depending on the degree of responsibility.

4.4. No claim for the grant of Convertible Bonds on the basis of this Plan shall be legally permissive. The status or possible status of an employee as a Participant or the granting of Convertible Bonds to any Participant in the past shall not be construed as a commitment that Convertible Bonds will be granted under this Plan to such employee or to any possible Participant generally or in the future.



5.      GRANTING OF THE CONVERTIBLE BONDS

5.1. The Convertible Bonds shall, in each case, be granted to the Participants on the last Monday in July and/or on the first Monday in December (the "Grant Date").

5.2. Immediately after the Grant Date, the Managing Board or Supervisory Board (with respect to grants to members of the Managing Board) may offer to the Participants the choice between the two types of Convertible Bonds. Each offer to a Participant, shall state the number of the Convertible Bonds to be issued to the Participant if the Participant chooses Convertible Bonds with a Success Target, the number to be issued if the Participant chooses Convertible Bonds without a Success Target, the Conversion Price and the Stock Exchange Price on the Grant Date. The number of Convertible Bonds offered without a Success Target shall in each case be fifteen percent (15%) less than the number of Convertible Bonds offered with a Success Target, rounded down to the nearest whole number.

5.3. If a Participant is offered Convertible Bonds, he must accept one of the two available types and amounts of the Convertible Bonds (an "Allotment") within six (6) weeks from receipt of the offer within the meaning of 5.2 (the "Acceptance Period"). An Allotment may only be accepted in total. Acceptance of an Allotment of the Convertible Bonds shall be in the form of written notice to a responsible person designated by the Managing Board in its offer to Participants (excluding the members of the Managing Board) or to the Supervisory Board for the members of the Managing Board. The Participant shall declare in the acceptance which of the two Allotments should be granted. Receipt by the responsible person, designated by the Managing Board or the Supervisory Board, as appropriate, shall be decisive for establishing observance of the acceptance period.

5.4. If the Participant has accepted the offer within the Acceptance Period the chosen type of Convertible Bonds in the respective number are granted to the Participant with effect to the Grant Date. If the Participant does not choose the type of the Convertible Bonds, the Convertible Bonds with a Success Target in its respective number shall be granted with effect to the Grant Date to the Participant. Any acceptance received after the expiration of the Acceptance Period shall be void.

5.5 Immediately after the granting of the Convertible Bonds the Participant shall pay the par value of the granted Convertible Bond to the Company unless otherwise paid as provided in sec. 6. If the Participant has paid the par value of the Convertible Bonds within one week after the acceptance, the Company shall deliver to the Participant legal documents evidencing the grant of Convertible Bonds. If the Participant fails to pay the par value of the Convertible Bonds within one week after the acceptance, the grant of the Convertible Bonds shall be void.



6.      EMPLOYEE LOAN

6.1. The Company and/or Affiliated Companies within the FMC-Group may offer to each Participant an employee loan in the amount equal to the par value of the granted Convertible Bonds (the "Employee Loan"). Interest shall accrue on the principal amount of the Employee Loan at a rate of 5.5% per annum, payable in arrears. The Employee Loan shall be denominated in Euro.

6.2. The term of the Employee Loan is ten (10) year. If the Convertible Bond should be converted into Shares the Employee Loan shall be paid back to the Company and/or Affiliated Companies within the FMC-Group. If and when the conversion right of Convertible Bonds expires the Employee Loan shall be paid back to the Company and/or Affiliated Companies within the FMC-Group.



7.      TRANSFERABILITY

        The Convertible Bonds are not transferable by legal transaction inter vivos, except pursuant to a QDRO. The designation of a Beneficiary or Personal Representative hereunder shall not constitute a transfer prohibited by the foregoing provision.



8.      CONVERSION

8.1     Vesting Period

        Subject to the other terms and conditions of the Plan, a Participant may exercise the corresponding conversion right of the Convertible Bond for one third of the

        Convertible Bonds on and after the second anniversary of the relevant Grant Date. The corresponding conversion right for a further third of the Convertible Bonds may be exercised on and after the third anniversary of the relevant Grant Date and for the remaining third of the Convertible Bonds on and after the fourth anniversary of the relevant Grant Date. If the number of Convertible Bonds issued to a Participant on any one Grant Date is not divisible by three (3), the number of Convertible Bonds exercisable after two (2) and three (3) years shall be calculated on the basis of the next lowest number divisible by three (3).

8.2.    Conversion Periods

        Subject to the other terms and conditions of the Plan, exercise of the conversion right is permitted only within (i) 15 Working Days after the ordinary general meeting of shareholders of the Company and (ii) 15 Working Days after publication of the full financial statements of the Company for the past calendar quarter according to the regulations of the German Securities Trading Act (WpHG) if and when such publication occurs after the ordinary general meeting but before the end of the calendar year ("Conversion Period").

8.3.    General Prerequisites for Conversion

        In addition to the other terms and conditions of the Plan, conversion right of the Convertible Bonds may be exercised only as long as the Participant is in the employment or service of the Company or an Affiliated Company within the FMC-Group, for which notice of termination or dismissal has not been given, except as provided in Sec. 9.

8.4.    Success Target

        In addition to the other terms and conditions of the Plan, in the case of Convertible Bonds which are subject to a Success Target, exercise of the conversion right will be contingent on achievement of the following Success Target: The Success Target shall be deemed to have been met if the increase in the rate of the Share exceeds the Stock Exchange Rate on the Grant Date of the respective Convertible Bond ("Initial Value") by 25% or more for at least one day, prior to conversion of the relevant Convertible Bond. The Initial Value shall be the average Stock Exchange Rate during the last 30 Trading Days prior the Grant Date of the relevant Convertible Bond.

8.5.    Conversion Price

8.5.1. The Conversion Price of a Convertible Bond without a Success Target shall correspond to the average Stock Exchange Rate during the last 30 Trading Days prior the Grant Date of the relevant Convertible Bond, less the par value of the converted Convertible Bond.

8.5.2. The Conversion Price for Convertible Bonds with a Success Target shall correspond to the Stock Exchange Rate at the time the Success Target is achieved for the first time, less the par value of the converted Convertible Bond.

8.5.3. Prior to the Conversion or at the latest on the Conversion Day, the Conversion Price of the Convertible Bonds to be converted shall be paid in Euro to the Company and/or to the Conversion Office if a Conversion Office has been designated. If the Participant is granted an Employee Loan he/she shall also pay the amount of the Employee Loan to the Company and/or to the Conversion Office if a Conversion Office has been designated.

8.6.    Declaration of the Conversion

8.6.1. Within a Conversion Period and subject to the other terms and conditions of the Plan, a Participant may declare the conversion of the Participant's Convertible Bond, in whole or in part.

8.6.2. Conversion of the Convertible Bonds must be declared in writing to the Company and/or to the Conversion Office if a Conversion Office has been designated (the ,,Declaration of Conversion"). The Declaration of Conversion must be received within the Conversion Period and indicate the number of Convertible Bonds of the Participant that are converted. Any Declaration of Conversion received after the Conversion Period shall be null and void.

8.6.3. The Participant must indicate in the Declaration of Conversion to which securities account the Shares resulting from the conversion of the Participant's Convertible Bonds shall be transferred. The Participant may request in the Declaration of Conversion that American Depositary Receipts representing Shares be issued to the Participant's securities account in lieu of Shares.

8.6.4. The Company may provide that the Declaration of Conversion and the other necessary declarations of the Participant may be made only on a form issued for this purpose.

8.7     Conversion Day

        The conversion of the Convertible Bonds shall take effect on the day of receipt by the Company of the Declaration of Conversion, and/or by the Conversion Office if a Conversion Office has been designated, if and when such declaration is received by 10.00 a.m. (time zone of the respective Conversion Office) at the latest, otherwise it shall take effect on the next following Trading Day ("Conversion Day"). However, prior to the beginning of any Conversion Period, the Managing Board, with the consent of the Supervisory Board, may provide with respect to the Convertible Bonds for the Participants (excluding the members of the Managing Board), and the Supervisory Board may provide with respect to the Convertible Bonds for the members of the Managing Board, that the conversion of such Convertible Bonds takes effect uniformly only after expiration of not more than five (5) Trading Days after the end of the Conversion Period if this is necessary for handling reasons.

8.8.    Conversion Office

        The Managing Board may entrust banks and/or employees of the Company or its Affiliated Companies with the duties of a Conversion Office for the technical handling of the grant, administration and conversion of the Convertible Bonds.

8.9     Black-out Periods

        The Management Board, with the consent of the Supervisory Board, may impose from time to time a black-out period during which some or all Participants would be prohibited from converting Convertible Bonds and/or trading in Shares or other Company securities due to the existence of material non-public information concerning the Company and/or affiliated companies within the FMC-Group.

8.10    Additional Requirements

        The Managing Board may establish additional requirements to ensure the legal and proper conversion of the Convertible Bonds.



9.      CONVERSION RIGHT IN SPECIAL CASES

9.1.    Retirement by Age

        If and when the Participant retires by age from an employment or service relationship, with respect to which no notice of termination has been given to the Participant, with the Company and/or an Affiliated Company within the FMC-Group, the conversion rights of the Convertible Bonds which have already been granted shall remain unaffected. Disability, vocational disability and early retirement shall be equivalent to retirement.

9.2.    Termination without Good Cause

        If an employment or service relationship between the Participant and Company and/or an Affiliated Company within the FMC-Group exists, but such relationship has been terminated by one of the parties, the Participant may convert the Convertible Bonds convertible pursuant to sec. 8.1 (Vesting Period) and, if applicable, sec. 8.4 (Success Target) during the next Conversion Period that is not subject to a black-out by operation of the authority granted in sec 8.9, after the receipt of the notice of termination. Any conversion right of Convertible Bonds not converted after expiration of this Conversion Period shall lapse without substitution regardless of whether or not the Vesting Period pursuant to sec. 8.1 has expired or the further conditions have been fulfilled. Sec.
        9.4 shall remain unaffected.

9.3.    Death

        In case of death of a Participant, the rights under the Convertible Bonds which have already been granted shall remain unaffected. These rights may be exercised by the heirs of the Participant. Sec. 9.4 shall remain unaffected.

9.4.    Termination with Good Cause

        The conversion right of the Convertible Bonds pursuant to sec. 9.2 does not exist if and when the Participant terminated employment on the basis of a notice of immediate termination given by the Company and/or an Affiliated Company within the FMC-Group or, at the time of withdrawal, there existed good cause for the Company and/or an affiliated company within the FMC-Group to give notice of immediate termination. The right to exercise the Options pursuant to sec. 9.3 does not exist if and when, at the time of death of the Participant, their existed good cause for Company and/or an Affiliated Company within the FMC-Group to give notice of immediate termination.

9.5.    Employment with the Fresenius Group

        The conversion rights of the Convertible Bonds shall not be affected by the change of a Participant from employment with the Company and/or an Affiliated Company within the FMC-Group to employment with Fresenius AG or with companies affiliated with Fresenius AG other than via the Company.

9.6.    Effect of Change of Subsidiary Status

        For purposes of this Plan and any Convertible Bond hereunder, if an entity ceases to be an Affiliated Company within the FMC-Group, a termination of employment under sec. 9.2 shall be deemed to have occurred with respect to each employee of such subsidiary who does not continue as an employee of the Company or another Affiliated Company within the FMC-Group.

9.7.    Individual Cases

        In individual cases, the Managing Board may with respect to Convertible Bonds for Participants (excluding the members of the Managing Board), and the Supervisory Board may with respect to Convertible Bonds for the members of the Managing Board, waive or modify the restrictions set forth in sec. 9.1 through 9.4



10.     ADJUSTMENT OF CONVERSION PRICE

10.1. If and to the extent that, during the term of any Convertible Bond, the Company, grants a direct or indirect subscription right to its shareholder and increases its capital stock through issuing new shares, the Conversion Price shall be reduced by an amount which is calculated on the basis of the average price of the shareholders' subscription right on all days on which the subscription right is traded on the Frankfurt Stock Exchange - rounded up to full Euro 0.05. No such reduction shall apply if the Participants are granted a subscription right which corresponds to the subscription right of the shareholders. In addition, the Managing Board may, with the consent of the Supervisory Board, provide for an adjustment of the Conversion Price with respect to the Convertible Bonds of the Participants (excluding the members of the Managing Board) in case of a share split and/or a capital reduction. In addition, the Supervisory Board may provide for an adjustment of the Conversion Price with respect to the Convertible Bonds of the members of the Managing Board in case of a share split and/or a capital reduction.

10.2. In the event of a capital increase out of Company funds, the conditional capital shall be increased in the same proportion as the capital stock pursuant to Sec. 218 AktG, in lieu of reducing the Conversion Price. The right of the Participants to subscribe to Shares upon conversion of the Convertible Bonds shall be increased in the same proportion. Fractions of Shares arising from a capital increase out of Company funds shall not be made available upon conversion of the Convertible Bonds and no payment shall be due with respect to such fractional Shares if permissible by law.

10.3. Sec. 10.1 shall not apply if and when subscription rights are granted to employees of the Company or of Affiliated Companies within the framework of a stock option or similar plan and/or with a comparable objective.



11.     REPAYMENT OF THE CONVERTIBLE BOND

11.1 At the end of the term of any Convertible Bond (sec. 3.2) that has not been converted, the Company shall pay the par value of the Convertible Bond to the Participant. If an Employee Loan has been granted to the Participant the par value of the Convertible Bond shall be set off against the Employee Loan.

11.2. If and when the conversion right of Convertible Bonds expires the Company shall pay the par value of the Convertible Bond to the Participant. If an Employee Loan has been granted to the Participant the par value of the Convertible Bond shall be set off with the Employee Loan.



12.     ALTERNATIVE SATISFACTION OF THE CONVERSION RIGHT

12.1 Instead of issuing new Shares to the Participant upon the conversion of a Convertible Bond, with the consent of the Supervisory Board the Managing Board may resolve, and the Supervisory Board may resolve insofar as members of the Managing Board are concerned, that the Company may issue Shares which the Company acquires or holds as treasury shares.

12.2 Acquisition of treasury Shares for the purpose of alternative satisfaction of the conversion right shall take place according to German statutory regulations.

13.     TAX AND COSTS

13.1.   General

        Any and all taxes accruing in connection with the Convertible Bonds and/or the Employee Loan and/or the conversion of the Convertible Bonds shall be borne by the Participants themselves. The duty of the Company and/or of the affiliates of the Company to pay wage tax and other taxes and/or duties for the Participants shall remain unaffected. The Company or the Affiliated Companies are entitled to deduct the necessary amounts for this purpose from the salaries of the Participants, until the amounts of taxes and contributions are fully repaid. The Company may, as the case may be, make the conversion of the Convertible Bonds by the Participants dependent on proof of payment (of taxes, contributions) or on the provision of adequate security therefor by those entitled. Attention is drawn to the provisions of sec. 38 para. 4 German Income Tax Act (EStG) in this regard.

13.2    US-Citizens or US-Residents

13.2.1 Upon the grant of a Convertible Bond to a Participant (excluding members of the Management Board) who is a United States citizen or resident, the Management Board may require, as a condition to receiving the Convertible Bonds, the Participant to file, at that time or at some future time, with the Company and/or an Affiliated Company within the FMC-Group a protective Form 1001 or its equivalent under German law so as to elect United States - German Tax Treaty benefits in the event German taxing authorities take the position that interest payable on the Convertible Bonds would be subject to German withholding taxes.

13.2.2 Upon the conversion of any Convertible Bond by a Participant (excluding members of the Managing Board) who is a United States citizen or resident, the Managing Board may require, as a condition to receiving the Shares, the Participant to pay or provide for payment the amount of any U.S federal, state or local income and payroll taxes that the Company or its Subsidiaries may be required to withhold with respect to such conversion on account of the Participant being (or having been) subject to U.S federal, state or local income or payroll taxes.

13.2.3. If the Managing Board, in its sole discretion, determines that the limitations on deductions under Section 162(m) of the U.S. Internal Revenue Code may apply to a Convertible Bond granted to a Participant (excluding the members of the Managing Board), the Managing Board may, but shall not be required to, seek to have the grant made by the unanimous consent of the Supervisory Board.

13.3.   Costs

        The Participants shall themselves bear and/or reimburse the Company for any and all costs accruing in connection with the conversion of the Convertible Bonds.



14.     ADMINISTRATION, TERMINATION AND ADJUSTMENT OF PLAN

14.1. Except as otherwise provided in the Plan, the Plan shall be administered, and all Convertible Bonds granted to Participants (excluding the members of the Managing Board) shall be authorized, by the Managing Board. Except as otherwise provided in the Plan, the Plan shall be administered, and all Convertible Bonds granted to the members of the Managing Board) shall be authorized, by the Supervisory Board. Action of the Managing Board or the Supervisory Board with respect to the administration of this Plan shall be taken pursuant to the German Law, the Articles of the Company and the respective rules of procedure.

14.2. The Managing Board, with the consent of the Supervisory Board, shall be entitled to terminate the Plan with respect to all Participants at any time. Convertible Bonds and Employee Loans already granted to Participants shall remain unaffected.

14.3. This Plan, the granting, issuance and conversion of Convertible Bonds under this Plan and the issuance and delivery of Shares hereunder are subject to compliance with German law and all applicable foreign laws, rules and regulations and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such re-strictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

14.3. The Managing Board, with the consent of the Supervisory Board, and/or the Supervisory Board where rights of the members of the Managing Board are concerned, shall be entitled to adjust the Plan at any time. This applies also to the handling of Convertible Bonds which have already been granted provided that this does not influence the commercial value of the Convertible Bonds and/or a respective commercial compensation will be granted.



15.     OTHER PROVISIONS

15.1. Any and all provisions of this Plan are subject to the condition that the underlying resolution of the shareholders' meeting is effective and that the statutory outline conditions are fulfilled.

15.2. Nothing contained in this Plan (or in any other documents related to this Plan or to any Convertible Bond) shall confer upon any Participant or possible Participant any right to continue in the employ or other service of the Company or its Affiliated Companies within the FMC-Group or constitute any contract or agreement of employment or other service, nor shall it interfere in any way with the right of the Company or its Affiliated Companies within the FMC-Group to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause; provided, however, that nothing contained in this Plan or any document related thereto shall adversely affect any independent contractual right of such person.

15.3. If any provision of this Plan is or will be invalid for reasons other than those referred to in sec. 16.1, this shall not affect the validity of the remaining provisions of this Plan. The same applies if it turns out that the Plan contains a gap. In such case, this paragraph shall apply mutatis mutandis with the provision that, in lieu of the invalid or unenforceable provision and/or to fill the gap, such provision shall apply as most nearly achieves the intended purpose of this Plan.

15.3. This Plan shall be governed exclusively by German law. The German version of the Plan shall control in all cases.

15.4. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

15.5. Nothing in this Plan shall limit or be deemed to limit the authority of the Managing Board or the Supervisory Board to grant Convertible Bonds or stock options or authorize any other compensation, with or without reference to Shares, under any other Plan, plan or authority.



16.     DEFINITIONS

16.1    "Acceptance Period" shall have the meaning as defined in sec. 5.3.

16.2. "Affiliated Company" shall mean any German or foreign subsidiary (verbundene Unternehmen) of the Company in the meaning of sec. 15 et seq. AktG [German Stock Corporation Act].

16.3.   "Allotments" shall have the meaning as defined in sec. 5.3.

16.4 "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits of the Convertible Bonds and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

16.5. "Company" shall mean Fresenius Medical Care Aktiengesellschaft, Hof/Saale, Germany.

16.6.   "Conversion Day" shall have the meaning as defined in sec. 8.7.

16.7. "Conversion Office" shall mean the bank which is entrusted by the Managing Board with the technical handing of the conversion of the Convertible Bonds.

16.8.   "Conversion Period" shall have the meaning as defined in sec. 8.2.

16.9.   "Conversion Price" shall have the meaning as defined in sec. 8.5.

16.10.  "Convertible Bond" shall mean convertible bonds
        (Wandelschuldverschreibungen) within the meaning of Sec. 192 para. 2 and Sec. 221 para. 1 AktG [German Stock Corporation Act] as defined in sec. 1.1.

1611.   "Declaration of Conversion" shall have the meaning as defined in sec.
        8.6.2.

16.12.  "Employee Loan" shall mean the employee loan as defined in sec. 6.

16.13. "FMC-Group" shall mean the Company and its Affiliated Companies with the exception of Fresenius Aktiengesellschaft and the companies affiliated with Fresenius Aktiengesellschaft in a manner other than via the Company

16.14. "Grant Date" shall mean the date of granting the Convertible Bonds to the Participants as defined in sec. 5.1.

16.15.  "Initial Value" shall have the meaning as defined in sec. 8.4.

16.16 "Managing Board" shall mean the managing board (Vorstand) of the Company.

16.17. "Participants" shall mean the persons to which Convertible Bonds may be granted as defined in sec. 4.

16.18. "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or re-ceive benefits under this Plan and who shall have become the legal representative of the Participant.

16.19. "Plan" shall mean this Fresenius Medical Care AG 2001 International Stock Incentive Plan as amended from time to time.

16.20.  "Share" shall mean non-voting bearer preference shares in the Company.

16.21. "Stock Exchange Price" shall mean the closing price of the Shares in electronic "Xetra" trading of the Deutsche Borse AG in Frankfurt am Main. Should a closing price not be established in "Xetra" electronic trading, then with the consent of the Supervisory Board the Managing Board shall be entitled to agree on an appropriate way to substitute a closing price established by way of "Xetra" electronic trading.

16.21.  "Success Target" shall have the meaning as defined in sec. 8.4.

16.22. "Supervisory Board" shall mean the supervisory board (Aufsichtsrat) of the Company.

16.23. "Trading Day" shall mean any day on which the Shares are traded in electronic "Xetra" trading of the Deutsche Borse AG in Frankfurt am Main

16.24.  "QDRO" shall mean a qualified domestic relations order as defined in
        Section 414(p) of the US-Internal Revenue Code of 1986, as amended from time to time, or Title I, Section 206(d)(3) of US-Employee Retirement Income Security Act, as amended from time to time, (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

16.25. "Working Days" shall mean any day excepts Saturday and Sundays which are not public holidays in Frankfurt am Main.